UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 3, 2019
(Date of report; date of earliest event reported)

Commission file number: 1-33026

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3447504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Commvault Way
Tinton Falls, New Jersey
07724
(Address of principal executive offices)
(Zip Code)
(732) 870-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CVLT	The NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry Into a Material Definitive Agreement
On September 3, 2019, Commvault Systems, Inc. (“Commvault”) entered into an agreement and plan of merger (the “Merger Agreement”) with Chennai Merger Sub, Inc., a wholly-owned subsidiary of Commvault (the “Merger Sub”), Hedvig, Inc. (“Hedvig”), Fortis Advisors LLC (the “Representative”) and Avinash Lakshman, Srinivas Lakshman and Suresh Rajagopalan, solely for purposes of Section 10.5. The following summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
Upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), Merger Sub will merge (the “Merger”) with and into Hedvig, resulting in Hedvig becoming a wholly-owned subsidiary of Commvault. The closing is expected to occur in October 2019.
Total consideration to be paid by Commvault will be approximately $225 million, subject to customary transaction adjustments.  Consideration provided at Closing will consist of approximately $159 million of cash.  An additional approximately $18 million of cash will be paid over the next 30 months subject to the achievement of certain retention milestones.  The remaining consideration consists of approximately $48 million of restricted stock units that will vest over approximately the next three years.
The Merger Agreement provides for three (3) separate purchase price holdback amounts, which are to be released to the shareholders of Hedvig upon the satisfaction of various terms as described in the Merger Agreement.
In the Merger Agreement, Hedvig, Commvault and Merger Sub make customary representations and warranties. The Merger Agreement also contains covenants of Commvault and Hedvig.
The obligation of Commvault and Hedvig to consummate the Merger is conditioned on, among other things, certain customary closing conditions. Prior to the completion of the Merger, at least 75% of the stockholders of Hedvig must approve the transactions contemplated by the Merger Agreement.
From and after the Closing, holders of shares of Hedvig capital stock and other equity interests (collectively, the “Securityholders”) have agreed to indemnify Commvault, the Surviving Corporation and their respective affiliates, officers, directors, employees and certain other individuals (collectively, the “Parent Indemnitees”) from and against Losses arising from any breach or inaccuracy in any of the representations and warranties of Hedvig, any breach or nonperformance by Hedvig or the Representative prior to the Closing of any covenants or agreements of Hedvig or the Representative contained in the Merger Agreement, and certain other indemnification obligations as described in the Merger Agreement. An amount equal to $27,450,000 shall be deposited into a third party escrow account to serve as a source of recovery for the Securityholders’ obligation to indemnify Parent Indemnitees under the Merger Agreement.

The Merger Agreement may be terminated at any time prior to the Closing by (a) the mutual written agreement of Hedvig and Commvault; (b) Commvault in the event the Company or the Representative has breached any representation, warranty or covenant contained in the Merger Agreement and such breach remains uncured for a period of ten (10) days after Commvault provides notice of such breach to Hedvig (unless the failure results primary from Commvault breaching any representation, warranty or covenant contained in the Merger Agreement); (c) Commvault in the event the condition in Section 8.2(b) of the Merger Agreement has not been satisfied on or before the Stockholder Consent Deadline; (d) Hedvig in the event the Company or Merger Sub has breached any representation, warranty or covenant contained in the Merger Agreement and such breach remains uncured for a period of fifteen (15) days after Hedvig provides notice of such breach to Commvault (unless the failure results primary from Hedvig or the Representative breaching any representation, warranty or covenant contained in the Merger Agreement); (e) Commvault or Hedvig, upon written notice, if the Closing has not occurred on or before November 30, 2019 (the “Outside Date”); provided, that such right is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the primary cause of the failure of the Closing to occur prior to the Outside Date; (f) Commvault or Hedvig, upon written notice, if Hedvig fails to obtain the Stockholder Consent prior to the Stockholder Consent Deadline; or (g) Commvault or Hedvig, in the event any permanent order, ruling, consent, decree, judgment or injunction by a governmental authority preventing the Closing becomes final and nonappealable; provided, that such right shall not be available to any Party whose failure to fulfill any obligation under the Merger Agreement has been the primary cause of the entry of such order, ruling, consent, decree, judgment or injunction to become final and nonappealable.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the press release issued September 4, 2019 announcing the proposed transaction.

Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “intend,” “plan” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this Current Report regarding the proposed transactions contemplated by the Merger Agreement. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Commvault management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against Commvault, the combined company, or others following the announcement of the Merger and the Merger Agreement; (3) the inability to complete the Merger due to the failure to satisfy closing conditions in the Merger Agreement; (4) the risk that the Merger disrupts current plans and operations of Commvault as a result of the announcement and consummation of the Merger; (5) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with third parties and partners, and retain its management and key employees; (6) costs related to the Merger; (7) changes in applicable laws or regulations and (8) the possibility that Commvault or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
2.1*	Merger Agreement, dated as of September 3, 2019, by and among Commvault, Merger Sub, Hedvig, Representative and the other parties thereto.
99.1**	Press Release dated September 4, 2019.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**Furnished but not filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 4, 2019
COMMVAULT SYSTEMS, INC.
By: /s/ WARREN H. MONDSCHEIN
Name: Warren H. Mondschein
Title: VP, General Counsel and Secretary